EXHIBIT 23

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

        We consent to the incorporation by reference in the Registration Statement No. 333-51162 of Computer Task Group, Incorporated on Form S-8 of our report dated May 26, 2005 in this Annual Report on Form 11-K of Computer Task Group, Incorporated 401(k) Retirement Plan for the year ended December 31, 2004.

Buffalo, New York
June 22, 2005